Exhibit 5.1 555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.202.637.2200 Fax: +1.202.637.2201 www.lw.com FIRM / AFFILIATE OFFICES Austin Milan Beijing Munich Boston New York Brussels Orange County Century City Paris Chicago Riyadh Dubai San Diego Düsseldorf San Francisco Frankfurt Seoul Hamburg Shanghai Hong Kong Silicon Valley Houston Singapore London Tel Aviv Los Angeles Tokyo Madrid Washington, D.C. December 9, 2022 Energy Vault Holdings, Inc. 4360 Park Terrace Drive Suite 100 Westlake Village, California 91361 Re: Registration Statement on Form S-8; 25,000,000 shares of Common Stock of Energy Vault Holdings, Inc., par value $0.0001 per share To the addressee set forth above: We have acted as special counsel to Energy Vault Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 8,000,000 shares of common stock of the Company, par value $0.0001 per share (the “8,000,000 Shares”), issuable under the Company’s 2022 Employment Inducement Incentive Plan (the “Inducement Plan”) and 17,000,000 shares of common stock of the Company, par value $0.0001 per share (the “17,000,000 Shares” and together with the 8,000,000 Shares, the “Shares”), issuable under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”). The Shares are included in a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on December 9, 2022 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related prospectus, other than as expressly stated herein with respect to the issuance of the Shares. As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws. Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, or certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company for legal consideration (not less than par value) in the circumstances contemplated by the Inducement Plan and the 2022 Plan (as applicable), assuming in each case that the individual issuances, grants or awards under the Inducement Plan and the 2022 Plan (as applicable) are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Inducement Plan and the 2022 Plan (as applicable) (and the agreements and awards duly adopted thereunder and in accordance therewith), the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

December 9, 2022 Page 2 This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. Sincerely, /s/ Latham & Watkins LLP